 News Release

For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP REPORTS THIRD QUARTER 2009 RESULTS

October 21, 2009
AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported a net loss available to common shareholders of $791,000, or $0.06 per diluted share, for the quarter ended September 30, 2009, compared to net income of $366,000, or $0.03 per diluted share, for the third quarter of 2008.  For the year to date period ended September 30, 2009, Ameris Bancorp reported a net loss available to common shareholders of $5.4 million, or $0.40 per diluted share, compared to net income of $6.5 million, or $0.48 per diluted share, for the same period in 2008.

Strong Capital Levels and Balance Sheet Trends
Total assets for the Company declined during the current quarter, ending at $2.21 billion compared to $2.29 billion at the end of the second quarter of 2009.  The decrease of approximately $77.8 million was mostly attributed to planned declines in low yielding short-term assets (federal funds sold and interest bearing deposits in other banks).  These assets, yielding less than 0.25%, have declined $30.0 million or 20.8% since December 31, 2008.  Loans outstanding at September 30, 2009 were $1.65 billion, a decline of only 2.5% when compared to balances at the beginning of the year.

The Company’s deposit mix continued to improve in the third quarter of 2009.  Demand deposits increased during the quarter to $1.09 billion compared to $825.3 million at the beginning of 2009.  Time deposits, during the same period, have declined $400.5 million to $734.7 million as the Company’s strong liquidity position and increased levels of demand deposits have allowed for more conservative pricing on time deposits.

Tangible common equity as a percentage of tangible assets (excluding preferred stock) increased during the third quarter of 2009 to 5.84% compared to 5.65% at the end of the second quarter of 2009.  Lower levels of assets and improved operating results were the primary drivers behind improved capital ratios.  In addition, the Company’s shift from cash to stock dividends preserves capital while providing investors an equivalent return.  Regulatory capital at the Company’s banking subsidiary, Ameris Bank, remained very strong with Tier 1 capital and total risk-based capital of approximately 8.69% and 12.57%, respectively.

Net Interest Margin and Net Interest Income
For the third quarter of 2009, the Company reported net interest income of $18.8 million and a net interest margin of 3.65%, compared to $18.5 million and 3.59%, respectively, for the second quarter of 2009 and $19.2 million and 3.88%, respectively, for the third quarter of 2008.  Continued reduction in the Company’s cost of funds has been the principal factor in maintaining strong net interest margins despite increasing levels of non-performing assets and interest reversals on new non-accrual loans.

Yields on average earning assets during the third quarter of 2009 were affected by $1.2 million of accrued interest reversals, declining in the quarter to 5.42%, compared to 5.60% in the second quarter of 2009 and 6.39% in the third quarter of 2008.  The accrued interest reversals were more than offset by decreases in interest expense realized during the third quarter of 2009.  Interest expense fell during the third quarter of 2009 to $9.2 million compared to $10.6 million in the prior quarter and $12.9 million in the same quarter in 2008.  Decreases in average deposit costs accounted for most of the improvement, falling to 1.78% in the current quarter compared to 2.04% in the second quarter of 2009 and 2.60% in the third quarter of 2008.  The Company’s deposit mix continues to improve such that demand deposits (interest bearing and non-interest bearing) comprised 58.0% of total deposits at the end of the third quarter of 2009 compared to 44.3% of total deposits at the end of the same quarter in 2008.

Non-Interest Income
Non-interest income during the current quarter totaled $4.5 million, a decrease of 2.44% from the same quarter in 2008.  Service charges on deposit accounts were $3.5 million during the third quarter of 2009, a decline of approximately 4.02% when compared to the same quarter in 2008.  Mortgage revenue during the third quarter of 2009 totaled $692,000, compared to $745,000 during the same quarter in 2008.

Non-Interest Expense
Operating expenses totaled $15.4 million for the quarter, an increase over the same quarter in 2008 when the Company reported $14.8 million in total non-interest expense.  Salaries and benefits in the current quarter increased slightly to $7.4 million compared to $7.1 million in the third quarter of 2008.  Other operating expenses increased from $2.9 million in the third quarter of 2008 to $3.6 million in the third quarter of 2009.  This increase relates primarily to higher levels of problem loan and OREO expenses which increased to $993,000 million in the third quarter of 2009 compared to $373,000 in the same quarter of 2008.

Credit Quality
The Company’s efforts to identify and fully reserve for problem loans continued in the third quarter of 2009.  The provision for loan losses during the third quarter amounted to $8.3 million compared to $8.2 million in the same quarter in 2008.  Non-performing assets increased by $17.8 million during the most recent quarter when compared to the second quarter of 2009.  At September 30, 2009, non-performing assets as a percentage of loans and OREO increased to 6.32% compared to 5.19% at June 30, 2009 and 4.13% at December 31, 2008.  The Company’s loan loss reserve as a percentage of loans was 2.54% at the end of September 30, 2009 compared to 2.34% at December 31, 2008.  Edwin W. Hortman, Jr., President and CEO, commented on the Company’s efforts with regards to credit quality, saying “Our Company continues to work non-performing assets aggressively in this challenging economic environment, fully reserving for problem loans as we identify them.  Thankfully, our core earnings have improved at a healthy pace and allowed us to manage higher capital ratios through this downturn.”

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter, had 50 locations in Georgia, Alabama, northern Florida and South Carolina.

Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	June	Mar.	Dec.	Sept.	Sept.	Sept.
	2009	2009	2009	2008	2008	2009	2008

EARNINGS
Net Income/(Loss) Available to Common Shareholders	$(791)	$(3,359)	$(1,225)	$(10,725)	$366	$(5,375)	$6,481

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$(0.06)	$(0.25)	$(0.09)	$(0.79)	$0.03	$(0.40)	0.48
Diluted	$(0.06)	$(0.25)	$(0.09)	$(0.79)	$0.03	$(0.40)	0.48
Cash Dividends per share	$-	$0.05	$0.05	$0.05	$0.05	0.10	0.33
Stock dividend	1 for 130	-	-	-	-	-	-
Book value per share (period end)	$13.52	$13.54	$13.90	$14.06	$14.25	$13.52	14.25
Tangible book value per share (period end)	$9.25	$9.26	$9.61	$9.74	$9.92	$9.25	9.92
Weighted average number of shares:
Basic	13,503,312	13,543,468	13,527,437	13,532,521	13,515,767	13,519,395	13,508,006
Diluted	13,503,312	13,543,468	13,527,437	13,532,521	13,543,612	13,519,395	13,555,469
Period-end number of shares	13,580,985	13,581,179	13,584,107	13,534,601	13,564,032	13,580,985	13,564,032
Market data:
High closing price	$7.47	$8.09	$11.73	$14.21	$15.07	$11.73	$16.20
Low closing price	$5.93	$5.29	$3.66	$7.19	$7.82	$3.66	$7.79
Period end closing price	$7.15	$6.32	$4.71	$11.85	$14.85	$7.15	$14.85
Average daily volume	30,407	28,778	31,931	31,527	43,464	29,835	55,903

PERFORMANCE RATIOS
Return on average assets	(0.14%)	(0.59%)	(0.21%)	(1.81%)	0.07%	(0.32%)	0.40%
Return on average common equity	(1.68%)	(7.15%)	(2.61%)	(22.17%)	0.78%	(3.06%)	4.53%
Earning asset yield (TE)	5.42%	5.60%	5.57%	5.58%	6.39%	5.52%	6.73%
Total cost of funds	1.83%	2.08%	2.45%	2.73%	2.55%	2.12%	2.86%
Net interest margin (TE)	3.65%	3.59%	3.21%	2.94%	3.88%	3.47%	3.92%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	13.89%	13.27%	12.02%	11.66%	12.51%	13.57%	12.97%
Efficiency ratio	65.83%	76.63%	70.01%	80.67%	61.97%	70.82%	64.86%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	10.56%	10.20%	10.14%	9.94%	8.56%	10.56%	8.56%
Tangible common equity to tangible assets	5.84%	5.65%	5.71%	5.62%	6.12%	5.84%	6.12%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	5.84%	5.65%	5.71%	5.62%	6.12%	5.84%	6.12%
Effect of preferred equity	2.24%	2.16%	2.09%	2.04%	0.00%	2.24%	0.00%
Effect of goodwill and other intangibles	2.47%	2.40%	2.34%	2.29%	2.44%	2.47%	2.44%
Equity to assets (GAAP)	10.56%	10.20%	10.14%	9.94%	8.56%	10.56%	8.56%

OTHER PERIOD-END DATA
FTE Headcount	595	589	597	595	601	595	601
Assets per FTE	$3,710	$3,880	$3,930	$4,046	$3,756	$3,710	$3,756
Branch locations	50	50	48	50	50	50	50
Deposits per branch location	$37,751	$39,527	$42,264	$40,271	$36,127	$37,751	$36,127

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	June	Mar.	Dec.	Sept.	Sept.	Sept.
	2009	2009	2009	2008	2008	2009	2008

INCOME STATEMENT

Interest income
Interest and fees on loans	$24,888	$25,829	$25,727	$26,582	$28,280	$76,444	$86,752
Interest on taxable securities	2,725	2,906	3,657	3,677	3,563	9,288	10,793
Interest on nontaxable securities	329	255	167	171	169	751	514
Interest on deposits in other banks	68	109	25	123	100	202	391
Interest on federal funds sold	12	1	41	5	-	54	0
Total interest income	28,022	29,100	29,617	30,558	32,112	86,739	98,450

Interest expense
Interest on deposits	$8,684	$10,030	$12,155	$13,769	$11,717	$30,869	38,173
Interest on federal funds purchased and securities							0
sold under agreements to repurchase							0
Interest on other borrowings	526	531	494	817	1,218	1,551	3,584
Total interest expense	9,210	10,561	12,649	14,586	12,935	32,420	41,757

Net interest income	18,812	18,539	16,968	15,972	19,177	54,319	56,693

Provision for loan losses	8,298	9,390	7,912	19,890	8,220	25,600	15,140

Net interest income/(loss) after provision for loan losses	$10,514	$9,149	$9,056	$(3,918)	$10,957	28,719	41,553

Noninterest income
Service charges on deposit accounts	$3,510	$3,393	$3,035	$3,279	$3,657	$9,938	10,637
Mortgage banking activity	692	877	763	711	745	2,332	2,469
Other service charges, commissions and fees	131	77	63	90	120	271	618
Gain(loss) on sale of securities	(20)	101	713	316	-	794	-
Other non-interest income	208	148	922	(3)	112	1,278	1,070
Total noninterest income	4,521	4,596	5,496	4,393	4,634	14,613	14,794

Noninterest expense
Salaries and employee benefits	7,431	7,899	7,991	7,309	7,113	23,321	24,391
Occupancy and equipment expenses	2,114	2,224	2,158	2,070	1,904	6,496	5,999
Amortization of intangible assets	146	147	146	291	293	439	879
Data processing and telecommunications expenses	1,746	1,704	1,627	1,600	1,678	5,077	3,557
Business Restructuring					0		0
Advertising and marketing expenses	301	439	574	739	818	1,314	2,352
Other non-interest expenses	3,622	5,316	3,231	4,419	2,950	12,169	9,185
Total noninterest expense	15,360	17,729	15,727	16,428	14,756	48,816	46,363

Operating profit/(loss)	$(325)	$(3,984)	$(1,175)	$(15,953)	$835	$(5,484)	9,984

Income tax (benefit)/expense	(198)	(1,290)	(539)	(5,556)	469	(2,027)	3,503

Net income/(loss)	$(127)	$(2,694)	$(636)	$(10,397)	$366	$(3,457)	$6,481

Preferred stock dividends	664	665	589	328	-	1,918	-

Net income/(loss) available
to common shareholders	$(791)	$(3,359)	$(1,225)	$(10,725)	$366	$(5,375)	$6,481

Diluted earnings available to common shareholders	(0.06)	(0.25)	(0.09)	(0.79)	0.03	(0.40)	0.48

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept.	June	Mar.	Dec.	Sept.
	2009	2009	2009	2008	2008

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$43,761	$46,773	$54,758	$66,787	$43,549
Federal funds sold and interest bearing balances	114,335	163,343	137,770	144,383	75,458
Investment securities available for sale, at fair value	251,189	257,771	344,032	367,894	286,002
Other investments	4,441	4,441	3,914	6,839	9,836
Loans, net of unearned income	1,652,689	1,677,045	1,672,923	1,695,777	1,710,109
Less allowance for loan losses	41,946	44,998	42,417	39,652	30,144
Loans, net	1,610,743	1,632,047	1,630,506	1,656,125	1,679,965

Premises and equipment, net	67,641	67,334	65,152	66,107	65,868
Intangible assets, net	3,193	3,339	3,485	3,631	3,924
Goodwill	54,813	54,813	54,813	54,813	54,813
Other real estate owned	21,923	19,180	14,271	4,742	3,734
Other assets	35,436	36,204	37,577	35,769	34,494
Total assets	$2,207,475	$2,285,245	$2,346,278	$2,407,090	$2,257,643

Liabilities
Deposits:
Noninterest-bearing	$205,699	$210,456	$207,686	$208,532	$198,900
Interest-bearing	1,681,830	1,765,915	1,820,998	1,804,993	1,607,439
Total deposits	1,887,529	1,976,371	2,028,684	2,013,525	1,806,339
Federal funds purchased & securities sold under
agreements to repurchase	30,393	16,484	18,295	27,416	63,973
Other borrowings	7,000	7,000	7,000	72,000	138,600
Other liabilities	7,268	9,967	12,046	12,521	13,118
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269
Total liabilities	1,974,459	2,052,091	2,108,294	2,167,731	2,064,299

Stockholders' equity
Preferred stock	$49,411	$49,279	$49,140	$49,028	$-
Common stock	14,915	14,915	14,915	14,866	14,895
Capital surplus	86,432	86,286	86,141	86,038	83,453
Retained earnings	86,528	87,451	91,619	93,696	105,117
Accumulated other comprehensive income/(loss)	6,542	6,033	6,956	6,518	666
Less treasury stock	(10,812)	(10,810)	(10,787)	(10,787)	(10,787)
Total stockholders' equity	233,016	233,154	237,984	239,359	193,344
Total liabilities and stockholders' equity	$2,207,475	$2,285,245	$2,346,278	$2,407,090	$2,257,643

Other Data
Earning Assets	2,024,442	2,099,947	2,156,513	2,209,842	2,073,357
Intangible Assets	58,006	58,152	58,298	58,444	58,737
Interest Bearing Liabilities	1,761,492	1,831,668	1,888,562	1,946,678	1,852,281
Average Assets	2,244,527	2,285,190	2,346,958	2,354,142	2,192,501
Average Common Stockholders' Equity	186,858	188,442	190,395	192,479	186,541

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	June	Mar.	Dec.	Sept.	Sept.	Sept.
	2009	2009	2009	2008	2008	2009	2008

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$44,998	$42,417	$39,652	$30,144	$28,660	$39,652	$27,640
Provision for loan loss	8,298	9,390	7,912	19,890	8,220	25,600	15,140

Charge-offs	11,993	7,102	5,521	10,648	6,946	24,616	13,691
Recoveries	643	293	374	266	210	1,310	1,055
Net charge-offs (recoveries)	11,350	6,809	5,147	10,382	6,736	23,306	12,636

Ending balance	$41,946	$44,998	$42,417	$39,652	$30,144	$41,946	$30,144

As a percentage of loans	2.54%	2.68%	2.54%	2.34%	1.76%	2.54%	1.76%
As a percentage of nonperforming loans	49.99%	65.35%	66.37%	60.62%	76.46%	49.99%	76.46%
As a percentage of nonperforming assets	39.63%	51.11%	54.25%	56.52%	69.84%	39.63%	69.84%

Net charge-off information
Charge-offs
Commercial, Financial & Agricultural	$601	$815	$1,389	$1,090	$963	$2,805	$1,635
Real Estate - Residential	3,846	1,364	1,738	1,951	989	6,948	2,563
Real Estate - Commercial & Farmland	482	902	277	1,288	628	1,661	976
Real Estate - Construction & Development	6,871	3,731	1,930	5,932	4,165	12,532	7,789
Consumer Installment	193	290	187	387	201	670	728
Other	-	-	-	-	-	-	-
Total charge-offs	11,993	7,102	5,521	10,648	6,946	24,616	13,691

Recoveries
Commercial, Financial & Agricultural	64	16	82	11	71	162	203
Real Estate - Residential	228	216	8	30	54	452	169
Real Estate - Commercial & Farmland	3	13	230	10	10	246	96
Real Estate - Construction & Development	314	8	10	27	26	332	382
Consumer Installment	34	40	44	187	49	118	204
Other	-	-	-	1	-	-	1
Total recoveries	643	293	374	266	210	1,310	1,055

Net charge-offs (recoveries)	$11,350	$6,809	$5,147	$10,382	$6,736	$23,306	$12,636

Non-accrual loans	83,917	68,858	63,908	65,414	39,427	83,917	39,427
Foreclosed assets	21,923	19,180	14,271	4,742	3,734	21,923	3,734
Accruing loans delinquent 90 days or more	-	-	2	2	-	-	-
Total non-performing assets	105,840	88,038	78,181	70,158	43,161	105,840	43,161

Non-performing assets as a percent of loans
and foreclosed assets	6.32%	5.19%	4.63%	4.13%	2.52%	6.32%	2.52%
Net charge offs as a percent of loans (Annualized)	2.75%	1.63%	1.23%	2.45%	1.58%	1.87%	0.99%

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	June	Mar.	Dec.	Sept.	Sept.	Sept.
	2009	2009	2009	2008	2008	2009	2008

AVERAGE BALANCES

Federal funds sold	$25,000	$2,444	$33,034	$9,516	$-	$20,092	$-
Interest bearing deposits in banks	112,827	159,510	83,424	123,876	21,219	119,515	20,978
Investment securities - taxable	216,471	229,493	339,508	309,036	267,713	264,387	269,467
Investment securities - nontaxable	38,693	27,488	18,458	18,132	18,472	28,436	18,712
Other investments	4,441	6,226	6,797	8,902	9,803	4,604	10,154
Loans	1,666,821	1,671,808	1,683,615	1,703,137	1,698,024	1,674,015	1,655,599
Total Earning Assets	$2,064,253	$2,096,969	$2,164,836	$2,172,599	$2,015,231	$2,111,049	1,974,910

Noninterest bearing deposits	$207,495	$205,403	$204,010	$203,810	$200,357	$205,563	196,626
NOW accounts	493,253	475,498	369,774	306,483	280,892	446,712	268,795
MMDA	384,266	333,998	268,946	276,106	326,642	329,507	340,379
Savings accounts	57,532	57,503	55,529	53,055	55,143	56,862	54,779
Retail CDs < $100,000	341,495	365,771	439,781	443,358	342,136	386,712	347,985
Retail CDs > $100,000	331,763	381,719	474,956	486,833	405,126	395,494	401,787
Brokered CDs	$116,186	151,780	189,538	218,195	182,525	$148,510	158,264
Total Deposits	1,931,990	1,971,672	2,002,534	1,987,840	1,792,821	1,969,360	1,768,616

FHLB advances	2,000	2,000	25,214	70,630	130,849	9,857	113,311
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold
under agreements to repurchase	20,047	15,211	19,233	22,158	12,082	18,210	7,926
Other borrowings	5,000	5,000	5,000	5,000	18,631	5,000	12,747
Total Non-Deposit Funding	69,316	64,480	91,716	140,057	203,831	75,336	176,253

Total Funding	$2,001,306	$2,036,152	$2,094,250	$2,127,897	$1,996,652	$2,044,696	$1,944,869

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	June	Mar.	Dec.	Sept	Sept.	Sept.
	2009	2009	2009	2008	2008	2009	2008

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$12	$1	$41	$5	$-	$54	$-
Interest bearing deposits in banks	37	109	25	118	99	171	391
Investment securities - taxable	2,725	2,890	3,640	3,662	3,488	9,255	10,406
Investment securities - nontaxable (TE)	506	392	258	262	260	1,156	792
Loans (TE)	24,895	25,886	25,794	26,514	28,559	76,575	87,672
Total Earning Assets	$28,175	$29,278	$29,758	$30,561	$32,406	$87,211	99,261

INTEREST EXPENSE
Non-interest bearing deposits	$-	$-	$-	$-	$-	$-	$-
NOW accounts	1,433	1,504	966	924	793	3,903	2,044
MMDA	1,510	1,404	1,051	1,444	1,929	3,965	6,708
Savings accounts	102	106	105	123	121	313	368
Retail CDs < $100,000	2,165	2,625	3,936	4,181	3,038	8,726	10,559
Retail CDs > $100,000	2,304	2,970	4,594	4,836	3,818	9,868	12,857
Brokered CDs	1,169	1,424	1,503	2,260	2,018	4,096	5,638
Total Deposits	8,683	10,033	12,155	13,768	11,717	30,871	38,174

FHLB advances	31	31	(8)	186	359	54	1,314
Subordinated debentures	438	443	436	494	493	1,317	1,666
Repurchase agreements	33	33	38	73	69	104	117
Correspondent bank line of credit and other	23	35	28	65	153	86	343
Total Non-Deposit Funding	525	542	494	818	1,074	1,561	3,440

Total Funding	$9,208	$10,575	$12,649	$14,586	$12,791	$32,432	$41,614

Net Interest Income (TE)	$18,967	$18,703	$17,109	$15,975	$19,615	$54,779	$57,647

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	June	Mar.	Dec.	Sept	Sept.	Sept.
	2009	2009	2009	2008	2008	2009	2008
YIELDS (1)

Federal funds sold	$12	$1	$41	$5	$-	$54	$-
Interest bearing deposits in banks	37	109	25	118	99	171	391
Investment securities - taxable	2,725	2,890	3,640	3,662	3,488	9,255	10,406
Investment securities - nontaxable	506	392	258	262	260	1,156	792
Loans	24,895	25,886	25,794	26,514	28,559	76,575	87,672
Total Earning Assets	$28,175	$29,278	$29,758	$30,561	$32,406	$87,211	99,261

Noninterest bearing deposits
NOW accounts	$-	$-	$-	$-	$-	$-	$-
MMDA	1,433	1,504	966	924	793	3,903	2,044
Savings accounts	1,510	1,404	1,051	1,444	1,929	3,965	6,708
Retail CDs < $100,000	102	106	105	123	121	313	368
Retail CDs > $100,000	2,165	2,625	3,936	4,181	3,038	8,726	10,559
Brokered CDs	2,304	2,970	4,594	4,836	3,818	9,868	12,857
Total Deposits	1,169	1,424	1,503	2,260	2,018	4,096	5,638
	8,683	10,033	12,155	13,768	11,717	30,871	38,174
FHLB advances
Subordinated debentures	31	31	(8)	186	359	54	1,314
Repurchase agreements	438	443	436	494	493	1,317	1,666
Correspondent bank line of credit and other	33	33	38	73	69	104	117
Total Non-Deposit Funding	23	35	28	65	153	86	343
	525	542	494	818	1,074	1,561	3,440
Total funding (3)
	$9,208	$10,575	$12,649	$14,586	$12,791	$32,432	$41,614
Net interest spread
	$18,967	$18,703	$17,109	$15,975	$19,615	$54,779	$57,647
Net interest margin	3.65%	3.59%	3.21%	2.94%	3.88%	3.47%	3.92%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including non-interest bearing liabilities.